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                        [LETTERHEAD OF LATHAM & WATKINS]


                                                                    EXHIBIT 5.01


                                  April 4, 1997




Excel Realty Trust, Inc.
16955 Via Del Campo, Suite 100
San Diego, California 92127

         Re: $500,000,000 Aggregate Offering Price of Securities of Excel Realty Trust, Inc.

Ladies and Gentlemen:

         We are acting as counsel for Excel Realty Trust, Inc. (the "Company") in connection with the registration statement on Form S-3 (the "Registration Statement") being filed by you with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended, relating to the offering from time to time, as set forth in the prospectus contained in the Registration Statement (the "Prospectus") and as to be set forth in one or more supplements to the Prospectus (each a "Prospectus Supplement"), by the Company of up to $500,000,000 aggregate offering price of (i) one or more series of debt securities (the "Debt Securities"), (ii) one or more series of shares of preferred stock, par value $.01 per share (the "Preferred Stock"), (iii) shares of Preferred Stock represented by Depository Shares (the "Depository Shares"),
(iv) shares of common stock, par value $.01 per share (the "Common Stock"), (v) warrants to purchase Common Stock (the "Common Stock Warrants"), (vi) warrants to purchase Preferred Stock (the "Preferred Stock Warrants"), (vii) warrants to purchase Depositary Shares (the "Depositary Share Warrants") or (viii) warrants to purchase Debt Securities (the "Debt Warrants"). The Debt Securities, Preferred Stock, Depository Shares, Common Stock, Common Stock Warrants, Preferred Stock Warrants, Depositary Share Warrants and Debt Warrants are collectively referred to herein as the "Securities." Any Debt Securities, Preferred Stock and Depositary Shares may be convertible into shares of Common Stock.

         The Debt Securities will be issued pursuant to the Indenture dated as of May 8, 1995, as amended by the First Supplemental Indenture dated as of April 4, 1997 (the "Indenture"), between the Company and State Street Bank and Trust Company of California, N.A. (as successor to The First National Bank of Boston), as trustee (the "Trustee"). The Depositary Shares will be issued under one or more deposit agreements (each, a "Deposit Agreement"), each to be between the Company and a financial institution identified therein as the depositary (each, a "Depositary"). The Common Stock Warrants, Preferred Stock Warrants, Depositary Share Warrants and Debt Warrants (collectively, the "Warrants") will be issued under one or more warrant agreements (each, a "Warrant Agreement"), each to be between the Company and a financial institution identified therein as warrant agent (each, a "Warrant Agent").


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Excel Realty Trust, Inc.
April 4, 1997
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         In our capacity as your counsel in connection with such registration, we are familiar with the proceedings taken and proposed to be taken by the Company in connection with the authorization and issuance of the Securities and for the purposes of this opinion, have assumed such proceedings will be timely completed in the manner presently proposed. In addition, we have made such legal and factual examinations and inquiries, including an examination of originals or copies certified or otherwise identified to our satisfaction of such documents, corporate records and instruments, as we have deemed necessary or appropriate for purposes of this opinion.

         In our examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, and the conformity to authentic original documents of all documents submitted to us as copies.

         We have been furnished with, and with your consent have relied upon, certificates of officers of the Company with respect to certain factual matters. In addition, we have obtained and relied upon such certificates and assurances from public officials as we have deemed necessary.

         We are opining herein as to the effect on the subject transaction only of the federal laws of the United States and the internal laws of the State of New York, and we express no opinion with respect to the applicability thereto, or the effect thereon, of the laws of any other jurisdiction or as to any matters of municipal law or the laws of any local agencies within any state.

         Subject to the foregoing and the other matters set forth herein, it is our opinion that, as of the date hereof:

                  1. The Indenture has been duly executed and delivered by the Company and (assuming due authorization by the Company and due authorization, execution and delivery by the Trustee) constitutes the legally valid and binding agreement of the Company, enforceable against the Company in accordance with its terms.

                  2. When the Debt Securities have been duly established by the Indenture (including, without limitation, the adoption by the Board of Directors of the Company of a resolution duly authorizing the issuance and delivery of the Debt Securities), duly authenticated by the Trustee and duly executed and delivered on behalf of the Company against payment therefor in accordance with the terms and provisions of the Indenture and as contemplated by the Registration Statement and/or the applicable Prospectus Supplement, the Debt Securities will constitute legally valid and binding obligations of the Company, enforceable against the Company in accordance with their terms.

         The opinions set forth above are subject to the following exceptions, limitations and qualifications: (i) the effect of bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium or other similar laws now or hereafter in effect relating to or affecting the rights and remedies of creditors; (ii) the effect of general principles of equity, whether enforcement is considered in a proceeding in equity or at law, and the discretion of the court before which any proceeding therefor may be brought; (iii) the unenforceability under certain circumstances under law or court


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Excel Realty Trust, Inc.
April 4, 1997
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decisions of provisions providing for the indemnification of or contribution to a party with respect to a liability where such indemnification or contribution is contrary to public policy; (iv) we express no opinion concerning the enforceability of the waiver of rights or defenses contained in Section 514 of the Indenture; and (v) we express no opinion with respect to whether acceleration of Debt Securities may affect the collectibility of any portion of the stated principal amount thereof which might be determined to constitute unearned interest thereon.

         To the extent that the obligations of the Company under the Indenture may be dependent upon such matters, we assume for purposes of this opinion that:
(i) the Indenture has been duly and validly authorized by all necessary corporate action required of the Company under the laws of its jurisdiction of organization and the person(s) who have executed and delivered the Indenture on behalf of the Company have been duly and validly authorized to do so by all necessary corporate action required of the Company under the laws of its jurisdiction of organization; (ii) the Trustee is duly organized, validly existing and in good standing under the laws of its jurisdiction of organization; (iii) the Trustee is duly qualified to engage in the activities contemplated by the Indenture; (iv) the Indenture has been duly authorized, executed and delivered by the Trustee and constitutes the legal, valid and binding obligation of the Trustee, enforceable against the Trustee in accordance with its terms; (v) the Trustee is in compliance, generally and with respect to acting as a trustee under the Indenture, with all applicable laws and regulations; and (vi) the Trustee has the requisite organizational and legal power and authority to perform its obligations under the Indenture.

         We consent to your filing this opinion as an exhibit to the Registration Statement and to the reference to our firm under the caption "Legal Matters" in the Prospectus included therein.

         This opinion is rendered only to you and is solely for your benefit in connection with the transactions covered hereby. This opinion may not be relied upon by you for any other purpose, or furnished to, quoted to, or relied upon by any other person, firm or corporation for any purpose, without our prior written consent.

                                                 Very truly yours,

                                                 /s/ LATHAM & WATKINS